SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the stockholders (the “Annual Meeting”) was held on September 12, 2017. The following matters were voted on at the Annual Meeting. The matters are more fully described in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting, as filed with the SEC on July 28, 2017 (the “Proxy Statement”).

1.

Election of Directors. The six nominees named in the Proxy Statement were elected with the following votes to the Company’s Board of Directors, to serve until the Company’s 2018 Annual Meeting, or until their successors are elected and qualified:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Michael Brodsky	6,079,138	380,189	20,516	3,696,751
Patrick Stakenas	6,321,745	157,898	200	3,696,751
Alan Howe	5,830,758	628,569	20,516	3,696,751
J. Michael Gullard	6,139,947	319,380	20,516	3,696,751
Lloyd Sems	6,132,839	326,488	20,516	3,696,751
Michael J. Casey	6,139,947	319,380	20,516	3,696,751

2.

The proposal to ratify the appointment of Armanino LLP (“Armanino”) as the Company’s independent public accountants for the fiscal year ending March 31, 2018. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,016,690	93,065	66,839	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer